EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-183152, 333-168902, 333-158241, 333-149729, 333-141661, 333-138984, 333-183152) and S-3 (Nos. 333-184826, 333-183650, 333-172594, 333-162306, 333-153870, 333-149728, 333-184826 and 333-183650) of Achillion Pharmaceuticals, Inc. of our report dated February 15, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCooopers LLP

Hartford, Connecticut

February 20, 2013